Exhibit 3.1

Delaware The First State Page 1 2926697 8100 Authentication: 205748896 SR# 20255024761 Date: 12-30-25 You may verify this certificate online at corp.delaware.gov/authver.shtml I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “NORTHWEST BIOTHERAPEUTICS, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 2025, AT 8:30 O`CLOCK A.M.